Exhibit 99.1

Spectral Announces Acquisition of Stake in Analytics Company

SEATTLE--(BUSINESS WIRE)—Thursday, March 14, 2013

Spectral Capital Corporation, (FCCN.QB) (F3SN: SG, BE) announced today that it has purchased a minority stake in privately held big data analytics company, kontexto.

Kontexto, founded in 2009, is a technology company that has developed software and services that acquire, analyze and visualize streaming real time data for companies and institutions. Kontexto has developed two products based on their proprietary analysis platform: publishflow(TM) and monitr(TM) along with providing customers the option for customized services solutions. UK Trade and Investment, the largest government and business trade organization in the United Kingdom awarded them 'technology of exceptional potential'. Kontexo's customers include some of the biggest names in publishing, Post Media Network, The Guardian, Getty Images, Abu Dhabi Media, Bell Media and The Daily Mail.

'Companies today realize that in order to thrive, they must have instant insight into data sets that are above and beyond their competitors and presented to them in user-friendly, flexible formats, which kontexto offers. Being able to correctly consume the data is just as important as receiving it. Big data analysis and information management is a growing market and reaches every industry and market in the world. Much acquisition activity has taken place in this market, with IBM alone spending over $16 billion for over 30 analytics-related companies since 2005. We believe in kontexto's vision and long-term growth prospects and are currently in talks to increase our stake holdings', stated Jenifer Osterwalder, Spectral's CEO.

Spectral purchased 8% of the issued and outstanding shares of kontexto in a transaction with Canadian company, Sargas Capital Ltd. through a share and warrant exchange. There are no registration rights granted in the transaction and no commissions were paid.

For more information about kontexto, please visit: www.kontexto.com.

ABOUT SPECTRAL: Spectral acquires and partners with early stage technology companies that have the ability to grow into independent public companies. We focus on identifying markets in which a start up has the opportunity to greatly enhance or become a complete game changer. We look for technology that is patentable. Through our knowledge and vast network of professionals from around the world, as well as our experience as entrepreneurs, we provide support and encouragement for our portfolio teams and their visions. Spectral's portfolio teams are consumed and innately passionate about the development of their ideas.

PRESS RELEASE FORWARD LOOKING STATEMENT: This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as 'expects,' 'will,' 'intends,' 'plans,' 'believes,' 'anticipates,' 'hopes,' 'estimates,' and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:
Spectral Capital Corporation
Jenifer Osterwalder, 206-262-7820
contact@spectralcapital.com